UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 28, 2015

AGREE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland

(State of other jurisdiction of incorporation)

1-12928	38-3148187
(Commission file number)	(I.R.S. Employer Identification No.)

70 E. Long Lake Road
Bloomfield Hills, MI	48304
(Address of principal executive offices)	(Zip code)

(Registrant’s telephone number, including area code) (248) 737-4190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 28, 2015, Agree Limited Partnership (the “Operating Partnership”), the majority-owned operating partnership of Agree Realty Corporation (the “Company”), entered into a Note Purchase Agreement with the institutional investors named therein (the “Agreement”). Pursuant to the Agreement, the Operating Partnership completed a private placement of $50 million aggregate principal amount of its 4.16% Series A senior unsecured notes due May 30, 2025 (the “2025 Notes”) and $50 million aggregate principal amount of its 4.26% senior unsecured notes due May 30, 2027 (the “2027 Notes” and together with the 2025 Notes, the “Notes”). The Notes are guaranteed by the Company.

The 2025 Notes bear interest at an annual fixed rate of 4.16% and mature on May 30, 2025. Interest is payable semi-annually on May 30 and November 30 of each year, beginning on November 30, 2015. The 2027 Notes bear interest at an annual fixed rate of 4.26% and mature on May 30, 2027. Interest is payable semi-annually on May 30 and November 30 of each year, beginning on November 30, 2015.

The Operating Partnership may at any time prepay the Notes, in whole or in part, at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest plus a “make-whole” prepayment premium. In the event of a change in control (as defined in the Agreement) of the Company, the Company may be required to offer to prepay the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest.

The Agreement contains customary affirmative and negative covenants for agreements of this type including, among others, limitations on the Company, Operating Partnership and its subsidiaries with respect to incurrence of indebtedness, disposition of assets, mergers and transactions with affiliates. The Agreement contains customary events of default with customary grace periods, as applicable. The Operating Partnership may use the proceeds from the sale of the Notes to repay amounts outstanding on an existing credit facility and for general corporate purposes.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this report and is incorporated in this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On May 28, 2015, the Company issued a press release announcing the transaction. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.1	Note Purchase Agreement, by Agree Limited Partnership, dated May 28, 2015.

99.1	Press release, dated May 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

/s/ Brian R. Dickman
Chief Financial Officer and Secretary

Date: June 1, 2015

EXHIBIT INDEX

Exhibit	Description

10.1	Note Purchase Agreement, by Agree Limited Partnership, dated May 28, 2015.

99.1	Press release, dated May 28, 2015.